UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 7, 2016

ROFIN-SINAR TECHNOLOGIES INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21377	38-3306461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40984 Concept Drive, Plymouth, MI		48170
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (734) 455-5400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 7, 2016, Coherent, Inc., a Delaware corporation (“Coherent”), completed the previously announced acquisition of Rofin-Sinar Technologies Inc., a Delaware corporation (“Rofin”), through the merger of Rembrandt Merger Sub Corp., a Delaware corporation and a wholly-owned indirect subsidiary of Coherent (“Merger Sub”), with and into Rofin (the “Merger”), pursuant to the Merger Agreement, dated as of March 16, 2016, by and among Coherent, Merger Sub and Rofin (the “Merger Agreement”).

On the terms and subject to the conditions set forth in the Merger Agreement, each share of common stock, par value $0.01 per share, of Rofin (the “Rofin Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than shares of Rofin Common Stock owned by Rofin as treasury stock or owned by Coherent, Merger Sub or any of their respective subsidiaries, or as to which a stockholder properly demanded and perfected its appraisal rights under Delaware law) was cancelled and extinguished and converted into the right to receive the per share merger consideration of $32.50 in cash, without interest. As a result of the Merger, Coherent indirectly owns 100% of the voting securities of Rofin, and Rofin, as the surviving corporation, is a wholly-owned indirect subsidiary of Coherent.

Trading in Rofin Common Stock on the NASDAQ Global Select Market (“NASDAQ”) will be suspended as of the closing of trading on November 7, 2016.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to Rofin’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2016, which is incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 7, 2016, in connection with the Merger, Rofin notified NASDAQ that the Merger had been completed and requested that trading of Rofin Common Stock on NASDAQ be suspended as of the close of business on November 7, 2016. Rofin also requested that NASDAQ file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, thereby effecting the delisting of the Rofin Common Stock from NASDAQ and the deregistration of the Rofin Common Stock under Section 12(b) of the Exchange Act. Rofin intends to file with the SEC a Form 15 to suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Items 2.01 and 5.03 is incorporated by reference herein.

Effective upon the closing of the Merger, Rofin’s stockholders immediately prior to the effective time of the Merger ceased to have any rights as stockholders of Rofin (other than their right to receive the applicable merger consideration or, if applicable, the “fair value” of their shares in any appraisal proceeding).

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the closing of the Merger, John Ambroseo and Bret DiMarco, the directors of Merger Sub immediately prior to the effective time of the Merger, became the members of the board of directors of Rofin. In connection therewith, all of the existing members of the board of directors of Rofin resigned from the board of directors of Rofin, and all committees thereof, effective at the effective time of the Merger.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon the closing of the Merger, the certificate of incorporation and bylaws of Rofin were amended and restated to be the same as the certificate of incorporation and bylaws of Merger Sub immediately prior to the effective time of the Merger. The Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws of Rofin are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Rofin-Sinar Technologies Inc.

3.2	Second Amended and Restated Bylaws of Rofin-Sinar Technologies Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rofin-Sinar Technologies Inc.
(Registrant)

By: /s/ Thomas Merk
Thomas Merk
Chief Executive Officer and President

Date: November 7, 2016

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Rofin-Sinar Technologies Inc.

3.2	Second Amended and Restated Bylaws of Rofin-Sinar Technologies Inc.